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                                                                 EXHIBIT (23)(A)
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
COVENANT BANK

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of First Union Corporation of our report dated January 27, 1997, relating to (i) the statement of financial condition of Covenant Bank as of December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended, (ii) the statement of financial condition of Covenant bank as of December 31, 1995, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended, prior to their restatement for the 1966 pooling-of-interests transaction with 1st Southern State Bank and (iii) the combination of the statement of financial condition as of December 31, 1995 and the statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and 1994, after restatement for the 1996 pooling-of-interests. We also consent to the reference to our firm under the caption "Experts."

                                         KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
December 12, 1997